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                        AMENDMENT TO RESTATED AND AMENDED
                           REVOLVING CREDIT AGREEMENT

     This Amendment is made as of the 28th day of September, 1994, by and between Merrill Corporation, a Minnesota corporation (the "Borrower"), and First Bank National Association, a national banking association (the "Bank").

                                     RECITALS

     The Borrower and the Bank executed and delivered a Restated and Amended Revolving Credit Agreement dated as of June 20, 1994 (the "Loan Agreement") pursuant to which the Bank committed to extending certain financial accommodations to the Borrower on the terms and subject to the conditions therein contained.

     The Bank has agreed to amend the provisions of the Loan Agreement on the terms herein provided.

     NOW, THEREFORE, for One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Loan Agreement as follows:

     1. AMENDMENT TO LOAN AGREEMENT. The parties hereto hereby agree to amend the Loan Agreement as follows:

     (a) The "1.50%" contained in Section 2.07(a) is hereby deleted and "0.85%" is substituted therefor;

     (b) The "1.65%" contained in Section 2.07(b) is hereby deleted and "1.00%" is substituted therefor;

     (c) The "1.25%" contained in Section 2.14(a) is hereby deleted and "1.00%" is substituted therefor; and

     (d) The first sentence of Section 5.01 is hereby deleted and the following sentences are substituted therefor:

     "The Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. With the exception of Ohio, the Borrower or a Subsidiary is duly licensed and qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary."

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     2.   REPRESENTATIONS AND WARRANTIES. The Borrower reaffirms that as of the date hereof, the representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof except for those representations and warranties that are by their terms, specifically limited at an earlier date.

     3. MISCELLANEOUS. The Borrower acknowledges and agrees that the loans and other amounts outstanding under the Loan Agreement or evidenced by the Note are due without offset, counterclaim or defense. This Agreement shall be governed by the laws of the State of Minnesota and may not be amended except in a writing executed by the parties hereto. Except as expressly amended hereby, all of the other terms and conditions of the Loan Agreement shall remain the same. The Borrower agrees to pay the Bank for the costs and expenses of drafting this Amendment including reasonable attorneys fees.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.
                                        Merrill Corporation

                                        By: /s/ J.B. McCain
                                           -------------------------------------
                                           Its: Vice President & CFO
                                               ---------------------------------


                                        First Bank National Association

                                        By: /s/ Steven L. Flack
                                           ------------------------------------
                                           Its: Asst. Vice Pres.
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